Exhibit 99.1

Ultratech Announces Fourth Quarter and Year-End 2016 Results

4Q 2016 Revenue of $51.3 million, up 82% year-over-year

4Q 2016 GAAP Net Income of $4.3 million; Non-GAAP Net Income of $8.4 million

4Q 2016 GAAP EPS of $0.16; Non-GAAP EPS of $0.31

SAN JOSE, Calif.--(BUSINESS WIRE)--February 2, 2017--Ultratech, Inc. (NASDAQ:UTEK) a leading supplier of lithography, laser-processing and inspection systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), today announced unaudited results for the three-month period ended December 31, 2016.

For the fourth quarter of fiscal 2016, Ultratech reported net sales of $51.3 million as compared to $28.2 million during the fourth quarter of fiscal 2015.

On a GAAP basis, Ultratech's net income for the fourth quarter of fiscal 2016 was $4.3 million, or $0.16 per share, as compared to net loss of $8.9 million, or $(0.33) per share, for the same quarter last year.

On a non-GAAP basis, Ultratech's net income for the fourth quarter of fiscal 2016 was $8.4 million, or $0.31 per share, as compared to net loss of $3.9 million, or $(0.14) per share, for the same quarter last year.

At December 31, 2016, Ultratech had $267.6 million in cash, cash equivalents and short-term investments. Working capital was $342.4 million and stockholders’ equity was $12.70 per share based on 26,950,338 total shares outstanding as of December 31, 2016.

Non-GAAP Financial Measures

Ultratech prepares its financial statements in accordance with generally accepted accounting principles (GAAP) for the United States and supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the company. Ultratech’s presentation of non-GAAP net income is defined as GAAP net income excluding the impact of share-based compensation, restructuring, amortization of purchased intangible assets and non-recurring legal expenses. Management believes the presentation of this non-GAAP measure provides useful information to both management and investors by enhancing the overall understanding of Ultratech’s core operating performance and enabling the comparison of Ultratech’s results of operations to its historical results operations as well as to the results of operations of its competitors. Ultratech believes excluding share-based compensation enhances the ability of management and investors to evaluate its performance without reference to this expense and to provide an alternate measure for comparing Ultratech’s performance historically and to its competitors. Further, management believes presenting a non-GAAP financial measure that excludes restructuring, amortization of purchased intangible assets and non-recurring legal expenses provides management and investors an alternate measure to evaluate Ultratech’s performance without reference to charges that it does not believe are reflective of its core operating performance or ongoing operations. A description of the non-GAAP calculations and a reconciliation to comparable GAAP financial measures are provided in the accompanying table entitled “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss).” Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Forward Looking Statements

Any statements in this communication about the Company’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, including statements regarding the proposed acquisition of the Company by Parent, the expected timetable for completing the transaction, benefits and synergies of the transaction and future opportunities for the combined company that are not historical facts are forward-looking statements. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” and similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Such risks and uncertainties include the timing and possible delays, deferrals and cancellations of orders by customers; quarterly revenue fluctuations; industry and sector cyclicality, instability and unpredictability; market demand for consumer devices utilizing semiconductors produced by our clients; our ability to manage costs; new product introductions, market acceptance of new products and enhanced versions of our existing products; reliability and technical acceptance of our products; our lengthy sales cycles, and the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; competition and consolidation in the markets we serve; improvements, including in cost and technical features, of competitors' products; rapid technological change; pricing pressures and product discounts; our ability to collect receivables; customer and product concentration and lack of product revenue diversification; inventory obsolescence; general economic, financial market and political conditions and other factors outside of our control; domestic and international tax policies; acquisitions, cybersecurity threats in the United States and globally that could impact our industry, customers, and technologies; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the failure to obtain the approval of the Company’s stockholders or the failure to satisfy any of the other closing conditions, risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction, and the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally. Additional risks relating to the Company and its business are described under Item 1A, “Risk Factors,” in the Company’s periodic filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its Quarterly Reports on Form 10-Q for the periods ended April 2, 2016, July 2, 2016 and October 1, 2016. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this communication and the Company disclaims any obligation to update any such forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments..

About Ultratech: Ultratech, Inc. (NASDAQ:UTEK) designs, builds and markets manufacturing systems for the global technology industry. Founded in 1979, Ultratech serves three core markets: frontend semiconductor, backend semiconductor, and nanotechnology. The company is the leading supplier of lithography products for bump packaging of integrated circuits and high-brightness LEDs. Ultratech is also the market leader and pioneer of laser spike anneal technology for the production of advanced semiconductor devices. In addition, the company offers solutions leveraging its proprietary coherent gradient sensing (CGS) technology to the semiconductor wafer inspection market and provides atomic layer deposition (ALD) tools to leading research organizations, including academic and industrial institutions. Visit Ultratech online at: www.ultratech.com.

(UTEKF)

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
(In thousands, except per share amounts)	2016	2015	2016	2015
Total net sales*	$51,306	$28,254	$194,051	$149,176
Cost of sales:
Cost of products sold	23,864	14,118	93,122	71,159
Cost of services	3,223	3,268	12,194	12,585
Total cost of sales	27,087	17,386	105,316	83,744
Gross profit	24,219	10,868	88,735	65,432
Operating expenses:
Research, development and engineering	8,960	7,935	35,201	32,886
Selling, general, and administrative	11,067	11,682	45,412	46,835
Restructure of operations	-	(18)	-	751
Operating income (loss)	4,192	(8,731)	8,122	(15,040)
Interest expense	(6)	(10)	(43)	(80)
Interest and other (expense) income, net	83	(25)	613	442
Income (loss) before income taxes	4,269	(8,766)	8,692	(14,678)
Provision (benefit) for income taxes	(54)	115	(2,545)	450

Net income (loss)	$4,323	$(8,881)	$11,237	$(15,128)
Earnings per share - basic:
Net income (loss)	$0.16	$(0.33)	$0.42	$(0.55)
Number of shares used in per share calculations - basic	27,136	26,793	27,012	27,429
Earnings per share - diluted:
Net income (loss)	$0.16	$(0.33)	$0.41	$(0.55)
Number of shares used in per share calculations - diluted	27,403	26,793	27,333	27,429

* Systems sales	$39,676	$21,507	$157,156	$117,093
Parts sales	8,158	3,914	24,277	18,534
Service sales	3,372	2,733	11,891	13,149
License sales	100	100	727	400
Total sales	$51,306	$28,254	$194,051	$149,176

ULTRATECH, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
(In thousands, except per share amounts)	2016	2015	2016	2015
GAAP net income (loss)	$4,323	$(8,881)	$11,237	$(15,128)
Share-based compensation	2,835	3,501	12,140	15,311
Restructure of operations	-	(18)	-	751
Amortization of purchased intangible assets	409	423	1,658	1,707
Nonrecurring legal expenses	751	1,088	1,558	1,088
Tax and tax-related	110	-	(1,150)	-
Non-GAAP net income	$8,428	$(3,887)	$25,443	$3,729
Earnings per share - diluted:
As reported	$0.16	$(0.33)	$0.41	$(0.55)
Add back: per share impact of Non-GAAP adjustments	$0.15	$0.19	$0.52	$0.68
Non-GAAP per share income	$0.31	$(0.14)	$0.93	$0.13

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Dec 31,	Dec 31,
(In thousands )	2016	2015*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$267,593	$251,901
Accounts receivable	54,549	28,108
Inventories, net	50,475	65,398
Prepaid expenses and other current assets	7,658	3,862
Total current assets	380,275	349,269

Equipment and leasehold improvements, net	13,869	17,280
Intangibles assets, net	10,630	12,288
Other assets	10,798	10,359

Total assets	$415,572	$389,196

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$1,500	$5,120
Accounts payable	14,038	12,080
Deferred product and service income	4,352	4,499
Other current liabilities	18,028	12,146
Total current liabilities	37,918	33,845

Other liabilities	12,456	13,474

Stockholders' equity	365,198	341,877

Total liabilities and stockholders' equity	$415,572	$389,196
* The balance sheet as of December 31, 2015 has been derived from the audited financial statements as of that date.

CONTACT:
Company Contact:
Ultratech, Inc.
Bruce R. Wright, 408-321-8835
Senior Vice President and CFO
or
Investor Relations:
The Blueshirt Group
Suzanne Schmidt, 415-217-4962
suzanne@blueshirtgroup.com